Exhibit 5.1

THE LAW OFFICE OF

CONRAD C. LYSIAK, P.S.

601 West First Avenue, Suite 903

Spokane, Washington 99201

(509) 624-1475

FAX: (509) 747-1770

EMAIL: cclysiak@lysiaklaw.com

August 22, 2013

Eurocan Holdings Ltd.

1 Union Square West

Suite 610

New York, New York 10003

RE:	Eurocan Holdings Ltd.
SEC file no. 333-177918

Ladies/Gentlemen:

I have acted as special counsel for Eurocan Holdings Ltd., a Nevada company (the ACompany@), in connection with the preparation of a post-effective amendment to its registration statement on Form S-1 (the ARegistration Statement@) pursuant to the United States Securities Act of 1933, as amended (the AAct@) to be filed with the Securities and Exchange Commission (the ASEC@) in connection with a proposed public offering by certain shareholders of 8,000,000 shares of the Company=s common stock (the AShares@) at the price of $0.01 per share.

You have asked me to render my opinion as to the matters hereinafter set forth herein.

I have examined originals and copies, certified or otherwise identified to my satisfaction, of all such agreements, certificates, and other statements of corporate officers and other representatives of the company, and other documents as I have deemed necessary as a basis for this opinion. In my examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies. I have, when relevant facts material to my opinion were not independently established by me, relied to the extent I deemed such reliance proper upon written or oral statements of officers and other representatives of the Company.

Securities and Exchange Commission
RE:	Eurocan Holdings Ltd.
SEC file no. 333-177918
August 22, 2013
Page 2

Based upon and subject to the foregoing, I am of the opinion that insofar as the laws of Nevada are concerned:

1.	The Company is a corporation duly organized and validly existing under the laws of Nevada.

2.	The Shares to be sold as described in the Registration Statement have been duly authorized and legally issued as fully paid and non-assessable shares.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to Post Effective Amendment No. 1 to the Form S-1 Registration Statement, and to the use of my firm name wherever appearing in the Registration Statement.

Yours truly,

The Law Office of Conrad C. Lysiak, P.S.

BY:	/s/ Conrad C. Lysiak
Conrad C. Lysiak